Exhibit 99.1 - Press Release on November 30, 2016

MEDIAN GROUP INC’S SUBSIDIARY, GRID MOBILE SDN BHD ENTERED INTO A MEMORANDUM OF UNDERSTANDING WITH MOBISPHERE SDN BHD TO COLLABORATE ON PROMOTING MOBILE PAYMENT ECO-SYSTEM

Kuala Lumpur, 30 November 2016 – Median Group Inc. is pleased to announce that its wholly owned subsidiary Grid Mobile Sdn Bhd (“Grid Mobile”) today signed a Memorandum of Understanding (“MOU”) with Mobisphere Sdn Bhd (“Mobisphere”). The Memorandum entails the collaboration of both parties to introduce and promote an integrated mobile payment eco-system equipped with virtual account and digital wallet connected to membership, debit, prepaid and/or credit cards to Grid Mobile members. Both parties agreed that the signing of this MOU is a testament of their first step in understanding and exploring the business potentials and opportunities available in respect to their business offerings.

This Memorandum is to be valid and will expire after six months from the date of signing or upon the signing of a formal collaboration agreement whichever is the earlier.

Grid Mobile, a private limited company incorporated in Malaysia, is a distributor of mobile telecommunication products and services in Malaysia whilst Mobisphere is a regional provider of mobile services and payment platform including on interconnectivity and vertical mobile telecom software solutions.

Pursuant to this MOU, Grid Mobile and Mobisphere will exercise all their endeavours to achieve a smooth development and operations of the business collaboration and shall negotiate all the terms and conditions towards securing a definitive agreement within a period of three months from date of the MOU.

This MOU and the realisation of a formal collaboration agreement soon will further cement the business direction of Grid Mobile which is into financial technology offerings in keeping abreast with the ever competitive telecommunication industry.

About Median Group Inc.

Median Group Inc. (“Median” or “Company”) is a company incorporated in Texas and quoted on the Over-the-Counter (“OTC”) market in United States. Its ticker symbol is CHMD.

Median aims to become a leading mobile service and technology provider focusing on mobile communications and applications, financial technology and services (“Fintech”) in addition to digital market place to closed-group communities. The Company’s mission is to best serve the community through building digital technology eco-system. Median is headquartered in Kuala Lumpur, Malaysia.

For more information about Median, please visit: www.mediangroupinc.com or contact us at ir@mediangroupinc.com

About Grid Mobile Sdn Bhd

Grid Mobile, a wholly-owned subsidiary of Median, is a company incorporated in Malaysia that offers telco products and services under the brand name “Grid Mobile”. Its offerings are telecommunication services, real-time transaction and payment platforms to meet its aspiration to be a leading provider of telecommunications, financial, entertainment and travel products and services to the communities.

Grid Mobile is currently working with Suruhanjaya Koperasi Malaysia (“SKM”) to provide a telecommunication and transaction platform (“Mobile Payment Platform”) to 12,500 registered cooperatives and 7,500,000 cooperative members in Malaysia. Grid Mobile is also in a strategic partnership agreement with networking groups which targets enrolment of 1,000,000 members in Malaysia and ASEAN.

About Mobisphere Sdn Bhd

Mobisphere is an ASEAN regional provider of mobile payment platform and remittance switching service and since its inception in November 2012, has been an integral part of integrating pan-ASEAN regional remittance services between countries through the provision of its mobile eWallet with inter-country remittance services.

Its key objective is to provide an efficient, cost effective and robust pan-ASEAN remittance and payment infrastructure which translates in serving not only the interest of the financial industry in providing greater transparency but also the greater interest of the multitude communities in the respective countries in ease of remittance back home.

Mobisphere currently operates in Indonesia, Malaysia and Singapore offering mobile payment and remittance service platform under “FlexTM”.

Safe Harbour Disclaimer:

Cautionary Language Concerning Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Median's products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Median's filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include statements regarding future sales, costs and market acceptance of products as well as regulatory actions at the State or Federal level. For a more detailed description of the risk factors and uncertainties affecting Median Group Inc. please refer to the Company's Securities and Exchange Commission filings, which are available at www.sec.gov. Median Group Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.